EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-131369) of AB Svenk Exportkredit (Swedish Export Credit Corporation) (the “Company”) of our report dated March 27, 2008 relating to the financial statements of the Company as of December 31, 2007 and 2006 and for each of the years in the two-year period then ended, which report appears in this Annual  Report on Form 20-F.

KPMG Bohlins AB

/s/	Anders Linér
Anders Linér
Authorized Public Accountant

March 31, 2008

Stockholm, Sweden